UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces Telomir-1 Significantly Reduced Tumor Growth and Metastases in Aggressive Triple-Negative Breast Cancer Animal Models

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) (the “Company”) is reporting results from a completed preclinical efficacy study evaluating Telomir-1 (Zn-Telomir) in zebrafish tumor xenograft animal models of triple-negative breast cancer (“TNBC”). The study was conducted in collaboration with BioReperia using its ZTX® ONCOLEADS platform.

The study evaluated Telomir-1 administered alone and in combination with the chemotherapy agent paclitaxel across three distinct laboratory models of TNBC, each created by implanting different human TNBC cancer cell lines into zebrafish embryos. These cell lines are commonly used in cancer research and were selected to represent biologically different forms of TNBC observed in patients. Primary tumor growth and cancer cell spread beyond the primary tumor were measured using fluorescent imaging and compared to untreated control groups.

In two aggressive TNBC models derived from human cancer cell lines representing tumors with partial or limited responsiveness to chemotherapy, Telomir-1 demonstrated statistically significant reductions in primary tumor growth. In one of these models, which was not responsive to paclitaxel, Telomir-1 was effective in reducing tumor growth both as a monotherapy and in combination with chemotherapy, and also demonstrated statistically significant reductions in cancer cell spread beyond the primary tumor at specific concentrations. In the other model, Telomir-1 produced tumor growth inhibition comparable to paclitaxel when administered as a monotherapy, and combination treatment resulted in greater tumor growth inhibition than either agent alone. TNBC tumors with biological characteristics similar to these responsive models are estimated, based on published subtype analyses, to account for approximately 40–60% of TNBC cases.

In a third TNBC model derived from a human cancer cell line widely recognized as broadly treatment-resistant, neither Telomir-1 nor paclitaxel produced statistically significant effects on primary tumor growth or on cancer cell spread. TNBC tumors with biological characteristics similar to this treatment-resistant model are estimated to represent approximately 15–25% of TNBC cases.

The Company stated that the differing responses observed among the models outlines the specificity of this effect and may reflect established biological differences among TNBC tumor types in how they regulate intracellular iron and copper and in how they control epigenetically regulated gene activity. Tumors responsive to Telomir-1 are known to rely on readily available intracellular metals to support growth and gene regulation, whereas the non-responsive model tightly controls metal availability and is less sensitive to therapies that act through metal-dependent regulatory pathways.

The Company believes that these findings provide important guidance for patient selection and future clinical trial design by helping to identify TNBC patient populations most likely to benefit from Telomir-1 based on underlying tumor biology. The Company is continuing IND-enabling activities and refining indication and patient population strategies informed by accumulated preclinical evidence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: January 5, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer